UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAVALO CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	7379 (Primary Standard Industrial Classification Number)	61-2302789 (IRS Employer Identification Number)

Street: 1309 Coffeen Avenue STE 1200

City: Sheridan, Wyoming

ZIP: 82801

Country: USA

+14176618083

office@bravalo.net

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents, Inc.

 30 N Gould St Ste R

SHERIDAN, WY 82801

TEL. (307) 200-2803

(Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated filer
Non-accelerated filer	X	Smaller reporting company	X
		Emerging growth company	X

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended:

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value	5,000,000	(1)	$0.025(2)	$125,000	$	*20
TOTAL	5,000,000		$0.025	$125,000	$	*20

 (1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

*- Amount of registration fee was previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated June 30, 2026

PRELIMINARY PROSPECTUS

BRAVALO CORPORATION

5,000,000 SHARES OF COMMON STOCK

This is the initial public offering of the shares of common stock of Bravalo Corporation, a Wyoming company (“we”, “us”, “our”, “Bravalo”, “Company” or similar terms), offering price per share of $0.025 (the “Shares”).  This prospectus relates to the offer and sale of a maximum of 5,000,000 Shares (the “Maximum Offering”). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days). We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act.

The offering of the 5,000,000 shares is a “best efforts” offering, which means that our officer and director will use their best efforts to sell the shares and there is no commitment by any person to purchase any shares. This offering is not underwritten. The Company intends to contact potential investors, including friends, family members, business acquaintances, and others with whom the Company has pre-existing substantive relationships. In offering the securities on our behalf, our President will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 5,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 5,000,000 shares registered under the Registration Statement of which this Prospectus is part.

As of the date of this filing, our Director, Valencia Pena Alexander, owns 1,800,000 shares of our common stock, representing 100% of the outstanding shares prior to this offering, and therefore holds 100% of the voting power.

The shares held by Mr. Pena are not being offered for resale under this registration statement.

Because this offering is being conducted on a best efforts basis with no minimum offering amount, Mr. Pena’s post-offering ownership and voting power will depend on the level of subscription. Based on illustrative subscription scenarios, Mr. Pena would beneficially own approximately 64.3% of the outstanding common stock if 20% of the shares offered are sold, in which case he would retain majority ownership and voting control. If 40% of the shares offered are sold, Mr. Pena would beneficially own approximately 47.4% of the outstanding common stock and would continue to exercise significant influence over the Company, although he would no longer hold majority ownership. If 60%, 80%, and 100% of the shares offered are sold, Mr. Pena would beneficially own approximately 37.5%, 31.0%, and 26.5%, respectively. Although he would not hold majority ownership in those scenarios, he will continue to have significant influence over matters requiring stockholder approval, including the election of directors.

See “Security Ownership of Certain Beneficial Owners and Management — Ownership After the Offering.”

There is no minimum number of shares are required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.025 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB market operated by OTC Markets Group or other quotation service. We currently have no market maker who is willing to list quotations for our shares of stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable SEC rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 14 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS JUNE 30, 2026.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Prospectus Summary	8
Risk Factors	14
Risks Factors Relating to Our Business	14
Risk Factors Relating to Our Common Stock	20
Risks Factors Associated with this offering	23
Use of Proceeds	24
Determination of the Offering Price	25
Dilution	25
Description of Securities	26
Plan of Distribution	27
Description of Business	30
Legal Proceedings	35
Market for Common Equity and Related Stockholder Matters	35
Management’s Discussion and Analysis of Financial Condition and Results of Operations	36
Directors, Executive Officers, Promoters and Control Persons	42
Executive Compensation	44
Security Ownership of Certain Beneficial Owners and Management	45
Certain Relationships and Related Transactions	46
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	46
Where You Can Find More Information	46
Interests of named experts and counsel	47
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	47
Financial Statements	47

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

We are conducting a self-underwritten offering and do not currently have an underwriter. As a result, the prospectus delivery requirements under Rule 174 of the Securities Act do not currently apply. However, if our securities become quoted on OTC market or any other exchange in the future, these requirements may become applicable.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The reasoning of our officer and director, Valencia Pena Alexander, to take the Company public is based on their subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides investors with updated material information about the Company and the ability of the Company’s investors to resell securities through the facilities of the securities markets, assuming the Company is successful in obtaining quotation of its shares on an over-the-counter market or quotation service. Our officer and director believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of persons qualified to serve as directors of the Company because of a director’s exposure to possible legal claims.

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For the fiscal year ended December 31, 2025, our company was in its foundational stage and consequently recorded no revenue.

Our initial financing is anchored by a loan agreement with our principal, Valencia Pena Alexander, as detailed in Exhibit 10.1. As of December 31, 2025, the total amount provided under this agreement was $229 from the committed $200,000 over the five-year term of the agreement.

In addition to this debt financing, Valencia Pena Alexander also made a direct equity investment, purchasing 1,800,000 shares of our common stock for an aggregate price of $9,000. This represents a separate contribution to our initial capital structure, distinct from the loan agreement.

PROSPECTUS SUMMARY

Bravalo Corporation is a development stage company incorporated in Wyoming on October 27, 2025 for the purpose of providing AI-powered headline generation service.

For the period from inception (October 27, 2025) through December 31, 2025, we generated no revenues and incurred a net loss of $14,478. For the three months ended March 31, 2026, our unaudited financial statements report no revenues and a net loss of $17,123. Our total assets as of March 31, 2026, and December 31, 2025, amounted to $24,388 and $22,176, respectively. To implement our plan of operations we require a minimum funding of $25,000 for the next twelve months. Our independent auditor has issued an audit opinion for our Company.

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Bravalo” refer to Bravalo Corporation unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or if developed it will be sustained.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS – RISKS RELATING TO OUR BUSINESS – “AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS” on page 18 of this prospectus.

Our Company

Bravalo Corporation was incorporated on October 27, 2025, under the laws of the State of Wyoming. The Company was formed to develop and provide artificial intelligence–powered software tools designed to assist users in generating headlines and other content elements for digital communication and marketing purposes.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our President will be responsible for selling shares under this offering and no commission will be paid on any sales. He will utilize this prospectus to offer the shares to friends, family and business associates.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act. We are an active startup with business operations and our assets consist primarily of intangible assets. Our corporate structure serves as a vehicle for business development, expansion, and capital formation. We have a well-defined business plan, an operational website, and a structured development strategy aimed at long-term growth. We are an early-stage company that has realized no revenues through March 31, 2026, with an accumulated deficit of $22,601 for the period from inception (October 27, 2025) to March 31, 2026. To date we have raised $9,000 through the issuance of 1,800,000 shares of common stock to our officer and director, Alexander Valencia Pena. After completion of this offering, Mr. Valencia Pena, our President and Treasurer, will beneficially own approximately 26.5% of the Company’s outstanding common stock assuming all 5,000,000 shares offered are sold. As a result, he will not own a majority of our outstanding shares in a full subscription scenario and will continue to have significant influence over the Company, including matters requiring stockholder approval such as the election of directors. However, the final level of ownership will depend on the level of participation in this offering, which is being conducted on a best efforts basis with no minimum offering amount. Depending on the level of subscription, Mr. Pena may retain or regain majority ownership and control of the Company in certain scenarios. Proceeds from the issuance have been used for working capital. We have incurred operating losses in the past and may continue to experience losses in the future. Our ability to continue operations depends on our ability to generate sufficient revenue and obtain additional financing if necessary. Our primary mailing address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, which provides mail forwarding services. The Company’s business operations are conducted virtually, with management overseeing operations from Spain. Our telephone number is +14176618083.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Quotations Board or Over-the-Counter Quality Marketplace. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

We have conducted preliminary market research and developed a business plan relating to our proposed artificial intelligence–powered headline generation service, Bravalo HeadLab. While we had not generated any revenue as of March 31, 2026, we completed core development of our version of the service on April 24, 2026. A fully functional version of the HeadLab service is currently available to users on the Company’s website.

Our current operations focus on iterative enhancements, including ongoing model optimization, expansion of training datasets, and user interface improvements. The HeadLab service was developed for the Company by an independent third-party contractor. The underlying AI model has been trained using publicly available data sources, and we do not utilize proprietary or restricted third-party data without appropriate authorization. Our technology is designed to assist users in content creation, and we emphasize that generated outputs require human review and approval prior to use.

We intend to continue refining our product specifications, technical framework, and commercialization strategy. Our ability to complete development and launch our planned services will depend on the availability of financing, technical execution, and market conditions.

Our operational blueprint following the successful completion of our offering involves the progressive development and establishment of our AI-powered headline generation service. This will be achieved through the advancement of our website, efforts to secure agreements with customers, implementation of advertising and marketing initiatives, and the recruitment of personnel (For more details, refer to the sections labeled "Description of Business" and "Plan of Operation").

You should exclusively rely on the information provided in this prospectus. No one has been authorized to furnish information that deviates from what is contained within this document. The accuracy of the information in this prospectus is valid as of the prospectus issuance date, regardless of when it is delivered or when our common stock is sold.

In accordance with U.S. federal securities regulations, our common stock is categorized as "penny stock." Penny stock is defined as any equity trading at a market price below $5.00 per share, with specific exceptions applying. For any transaction involving penny stock, brokers or dealers must, unless exempt, go through a process that includes approving an investor's account for penny stock transactions, obtaining written agreement from the investor detailing the penny stock purchase, and disclosing relevant information about the penny stock market, suitability, and risks.

In order to approve an investor for penny stock transactions, the broker or dealer must gather financial information, understand the investment objectives, and reasonably assess the suitability and financial knowledge of the investor for such transactions. Prior to any penny stock transaction, the broker or dealer must provide the investor with a disclosure schedule prepared by the Commission, highlighting the basis for the suitability determination.

Due to the regulations regarding "penny stock," brokers may be less willing to facilitate transactions involving these securities. This could potentially lead to increased challenges for investors looking to sell our common stock and result in a decline in the stock's market value. Disclosure requirements extend to both public offerings and secondary trading, covering the risks of investing in penny stocks, commission details for broker-dealers and registered representatives, current quotations for the securities, and investor rights and remedies in cases of penny stock transaction fraud. Additionally, monthly statements must be sent to investors, containing recent price information for the penny stocks held in the account and information about the limited market for penny stocks.

THE OFFERING

Securities offered:	5,000,000 shares of common stock

Offering price:	$0.025

Duration of offering:	The 5,000,000 shares of common stock are being offered for a period of 12 months (365 days).

Gross proceeds to us:	$125,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 24.

Market for the common stock:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over-the-Counter Quotations Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	1,800,000

Shares outstanding after offering:	6,800,000 (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 14.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements as of and for the three months ended March 31, 2026, and our financial statements as of and for the period from inception to December 31, 2025.

	For the three months ended March 31, 2026	For the Period from October 27, 2025 (Inception) through December 31, 2025
	(Unaudited)
Financial Summary
Cash and Cash Equivalents	$285	$235
Total Assets	24,388	22,176
Total Liabilities	46,989	27,654
Total Shareholder’s Deficit	(22,601)	(5,478)

Statements of Operations
Revenue	-	-
Cost of Sales	-	-
Gross Profit	-	-
Total Operating Expenses	17,123	14,478
Net Loss for the Period	$(17,123)	$(14,478)
Net Loss per Share	(0.01)	(0.02)

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.       The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,235,000,000 or more;

b.       The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.        The date on which such issuer has, during the previous 3-year period, issued more than $1,235,000,000 in non-convertible debt; or

d.       The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        A requirement to have only two years of audited financial statements and only two years of related MD&A;

•        Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•        Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•         No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 7(a)(2)(B) of the Securities Act. As a result of this election, we are permitted to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until such standards are applicable to private companies. Accordingly, our financial statements may not be comparable to those of other public reporting companies that are required to comply with public company effective dates for accounting standards.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1.235 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a high degree of risk. This section includes all of the known material risks in the offering. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Business

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with some operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. Due to uncertainty, generating significant revenues may not guarantee profitability. We expect our operating expenses to increase as a result of our business operations. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

User preferences and content creation practices may change over time, which could require us to modify our services and may adversely affect our business.

User preferences, content consumption behaviors, and digital marketing practices are subject to rapid change. Bravalo Corporation intends to operate within the market for artificial intelligence–enabled content generation tools, which is dynamic, highly competitive, and characterized by evolving user expectations and technological innovation.

Demand for headline generation tools may fluctuate depending on changes in search engine algorithms, social media platform policies, advertising standards, or broader digital content trends. Users may shift toward alternative content optimization methods, fully automated content systems, or integrated marketing platforms that reduce the perceived need for standalone headline generation tools.

If we are unable to identify and respond effectively to changes in user preferences, industry standards, or emerging technologies, our online service may become less competitive or obsolete. Competitors with greater resources, established user bases, or more advanced technological capabilities may be better positioned to adapt to evolving market conditions.

Advancements in artificial intelligence, natural language processing, and content automation technologies may significantly alter how businesses and individuals generate and optimize digital content. If we fail to incorporate relevant technological developments into our service in a timely or cost-effective manner, user adoption and retention could be adversely affected.

We rely on an independent third-party contractor for the development of our HeadLab service.

The core architecture of our Bravalo HeadLab service was developed by an independent third-party contractor. While the core development was completed on April 24, 2026, our business depends on the quality, security, and scalability of the code provided by this contractor. If we encounter bugs, security vulnerabilities, or performance issues, we may have limited recourse against the contractor or may struggle to modify the code without their cooperation or significant additional expense. Any failure to effectively maintain or enhance this technology with our internal resources could materially and adversely affect our operations.

Our business is subject to complex and evolving laws regarding artificial intelligence, including requirements for transparency and data usage.

We operate in a rapidly evolving regulatory environment governing artificial intelligence, including emerging frameworks such as the European Union Artificial Intelligence Act and U.S. regulatory initiatives, including Executive Orders and agency-level guidance. These laws and regulations are still developing and may impose requirements relating to transparency, data sourcing, labeling of AI-generated content, recordkeeping, and system accountability.

As these regulatory frameworks continue to evolve, we may be required to make significant changes to our technology, including modifying how our models are trained, how outputs are generated or labeled, and how our systems are documented and audited. Compliance may result in increased development costs, operational burdens, and delays in deploying new features or services.

In addition, certain regulations may restrict the types of data we are permitted to use or require us to obtain additional rights or consents, which could limit the effectiveness of our models or increase the cost of maintaining our services.

Failure to comply with applicable laws or to adapt to evolving regulatory requirements could result in penalties, legal liability, reputational harm, or restrictions on our ability to operate in certain markets, any of which could materially and adversely affect our business, financial condition, and results of operations.

Dependence on third-party development and open-source components in AI system.

Our HeadLab service is based on technology developed by third-party contractors under contractual arrangements that include full assignment of intellectual property rights to us. Accordingly, we believe we have obtained the relevant rights to the developed technology.

The underlying AI model was developed by the contractor based on our specifications and trained using publicly available datasets and open-source data sources. While we believe we have the necessary rights to operate the system, the quality and performance of the model may depend on the accuracy, availability, and lawful use of such training data, as well as on the proper implementation and maintenance of contractor-developed components. If these elements are insufficient, outdated, or not properly maintained, we may experience performance issues, delays, or additional costs related to retraining, remediation, or system updates.

The use of publicly available and open-source datasets is subject to applicable licensing terms and conditions. Non-compliance with such terms may require us to retrain the model, replace certain datasets, or in some cases adjust or limit certain functionalities, which could negatively affect our business operations.

Our company heavily relies on advanced technology. Any technological glitches, malfunctions, or failures could disrupt the user experience, resulting in dissatisfaction and potential churn.

Our success is heavily dependent on the effective functioning of our proprietary technology, which is integral to our products and services. The development, deployment, and operation of our technology involve complex processes that are susceptible to glitches, malfunctions, and failures. These issues may arise due to various factors, including software bugs, data inconsistencies, and external disruptions. Such technological setbacks could lead to service interruptions, inaccuracies, or inefficiencies, impacting the user experience and the overall quality of our offerings. Any disruption or degradation in the performance of our technology may result in user dissatisfaction. Dissatisfied users may seek alternative solutions, resulting in customer churn.

Competition in the AI-enabled content generation market is intense, and we may be unable to compete effectively.

Our success will depend in significant part on our ability to achieve market acceptance and compete effectively within the artificial intelligence–enabled content generation industry. This market is highly competitive, rapidly evolving, and characterized by frequent technological innovation. We expect to face competition from established technology companies, AI writing platforms, marketing software providers, search engine optimization tools, and emerging startups offering headline generation or broader content automation solutions. Many of our current and potential competitors have substantially greater financial resources, technical expertise, brand recognition, customer bases, and marketing capabilities than we do.

In addition, large generative AI platforms may incorporate headline generation features into broader content creation systems, reducing the need for standalone tools such as our planned HeadLab service. Competitors may offer similar or superior functionality, broader feature sets, lower pricing, integrated marketing ecosystems, or more advanced artificial intelligence capabilities.

As the AI content generation market evolves, we may be required to devote significant financial and technical resources to product development, infrastructure, marketing, and innovation in order to remain competitive. There can be no assurance that we will have sufficient capital or technical capacity to respond effectively to competitive pressures.

If we are unable to differentiate our services, maintain technological relevance, or achieve meaningful user adoption, our market position, business prospects, financial condition, and results of operations could be materially and adversely affected.

Our ability continues our operations is dependent on our ability to raise financing.

Our future depends on our ability to obtain financing and achieve profitable operations in the artificial intelligence-powered headline generation sector. Furthermore, the financial resources required to fully develop our business plan cannot be predicted with certainty and may exceed our current estimates. Our ability to continue operations depends on our ability to generate sufficient revenue and obtain additional financing if necessary. If we fail to raise sufficient capital when needed, our director Alexander Valencia Pena has agreed to give us an interest-free loan for 5 years, as indicated by an agreement closed between Alexander Valencia Pena and Bravalo, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Otherwise, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider this risk when determining if an investment in Bravalo is suitable.

We do not maintain any insurance and do not intend to maintain insurance in the future.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future. As we lack insurance coverage, in the event that we become involved in a products liability lawsuit, our financial resources may prove insufficient to mount a proper defense. Should a judgment be rendered against us under such circumstances, it could potentially lead to the cessation of our operations.

We have commenced initial operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on October 27, 2025. We have commenced initial business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate sufficient revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly outspend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete.

We may have limited abilities to compete against our competitors.

Our ability to compete against our competitors may be limited. We anticipate facing strong competition from both well-established companies and small independent businesses in the content generation industry. This intense competition could result in price reductions and a decrease in demand for our services. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources fulfill the demands by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract a sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact, we are small and do not have much capital, we may limit our marketing activities and might not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Risks associated with lack of demand for our products/services.

Our business operations are inherently reliant on the demand for our products/services. A lack of sufficient demand could adversely affect our financial performance, market share, and overall viability. A significant concern is the financial impact of insufficient demand. Lower than anticipated revenues and profits may result, potentially impacting our ability to meet financial obligations and sustain profitability. This could lead to decreased shareholder value and hinder our ability to attract additional investment capital. To date, the Company has not generated any revenue. Furthermore, a lack of customer interest in our services may result in market share erosion as customers turn to competitors offering similar products/services. This could weaken our competitive position within the industry and make it more challenging to capture market share in the future. To stimulate demand and attract customers, we may be required to allocate additional resources towards marketing efforts. These expenditures may erode our profit margins and strain our financial resources, particularly if they fail to yield the desired increase in demand. Our business is subject to fluctuations in market demand, which may be influenced by various factors including economic conditions, consumer preferences, and competitive dynamics. A sustained downturn in demand could have a material adverse effect on our financial results and long-term prospects.

If we fail to establish and maintain proper internal controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of Sarbanes-Oxley, our management will be required to report upon the effectiveness of our internal control over financial reporting. Our management conducted an assessment of the effectiveness of our internal controls over financial reporting for the period ended December 31, 2025 and concluded that such control was effective. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation.

To comply with the requirements of being a reporting company under the Exchange Act, we may need to implement additional financial and management controls, reporting systems and procedures; and hire additional accounting and finance staff.

If we or, if required, our auditors are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in our financial reporting and the trading price of our common stock may decline. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begin its Section 404 reviews, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

As an “emerging growth company” under the JOBS Act, we qualify for exemptions from certain disclosure requirements available to emerging growth companies.

We have elected to use the extended transition period for complying with new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. As a result of this election, we are permitted to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until such standards are applicable to private companies. Accordingly, our financial statements may not be comparable to those of other public reporting companies that are required to comply with public company effective dates for accounting standards. For so long as we are an emerging growth company, we will not be required to:

● Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

● Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

● Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

● Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

● Disclose certain executive compensation related items such as the correlation between executive compensation and performance comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.235 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company.

For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or the auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If we fail to establish and maintain our brand and reputation in the AI-enabled content generation market, our business may be adversely affected.

Establishing and maintaining brand recognition and credibility is important to our ability to attract and retain users, strategic partners, and potential customers. As an early-stage company operating in the competitive artificial intelligence–enabled content generation market, we have limited brand awareness and no established reputation.

Our ability to build a recognized and trusted brand will depend on various factors, including the perceived quality, reliability, and effectiveness of our planned HeadLab service; our marketing efforts; user experience; and our ability to differentiate our services from competing solutions. We may be required to invest significant financial and operational resources in marketing and promotional activities to increase market awareness. There can be no assurance that such efforts will be successful or that any increase in brand recognition will translate into user adoption or revenue growth.

Negative publicity, user dissatisfaction, service disruptions, or perceived shortcomings in our technology could harm our reputation and reduce user trust. Because we do not currently hold registered trademarks or other formal intellectual property protections related to our brand, we may face challenges in protecting our brand identity from unauthorized use by third parties. Even if we seek trademark protection in the future, there can be no assurance that such protection will be granted or will provide meaningful competitive advantage.

If we are unable to establish, maintain, or enhance our brand and reputation, our ability to compete, attract users, and generate revenue could be materially and adversely affected.

Limited availability of our officer and director.

Our officer and director currently devote approximately 40 hours per week to the Company’s operations. While this level of commitment is significant, it is possible that our operations could be affected if additional time is required or unforeseen circumstances limit their availability. Such limitations could result in temporary interruptions or delays in our business activities, which may affect customer acquisition, revenue generation, and the overall growth of the Company. If the Company’s operations expand, our officer and director have agreed to increase their involvement as necessary to support business needs. The Company does not maintain insurance coverage and does not currently intend to obtain insurance in the future.

Risks Related to Our Common Stock

Our principal stockholder currently controls the Company and will continue to have significant influence over us after this offering.

As of the date of this filing, our Director, Valencia Pena Alexander owns 1,800,000 shares, representing 100% of the outstanding shares of our common stock, and therefore holds 100% of the voting power. The shares owned by our Director, Valencia Pena Alexander as identified in this registration statement, are not being offered for resale under this registration. Following completion of this offering, which is being conducted on a best efforts basis with no minimum offering amount, Mr. Pena’s beneficial ownership will depend on the level of subscription. If all 5,000,000 shares offered are sold, Mr. Pena will beneficially own approximately 26.5% of the Company’s outstanding common stock and will not hold majority ownership. However, based on lower subscription scenarios, Mr. Pena may retain or regain majority ownership and control of the Company.

Accordingly, depending on the level of participation in this offering, Mr. Pena may continue to control, or exert significant influence over, the Company, including matters requiring stockholder approval such as the election of directors. See “Security Ownership of Certain Beneficial Owners and Management - Ownership After the Offering” for illustrative post-offering ownership scenarios under varying levels of subscription.

This concentration of ownership, and the possibility that Mr. Pena may retain or regain control depending on the level of subscription, could discourage, delay, or prevent a change in control of the Company that stockholders may consider favorable. In addition, conflicts of interest may arise between Mr. Pena’s interests as a significant or controlling stockholder and the interests of our other stockholders, which could adversely affect the value of our common stock.

Our president, director and treasurer is a non-U. S. resident, therefore investors may have difficulty enforcing any judgments against her within the United States.

Our president, treasurer, director, Mr. Valencia Pena is a non-U.S. resident, he is resident of Spain, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Our president, Mr. Valencia Pena does not have any prior experience in selling stocks, and our best effort offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to start our business and investors may lose their entire investment.

Mr. Valencia Pena does not have any experience in selling stocks. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. Our director Alexander Valencia Pena has agreed to give us an interest-free loan with a duration of five years, as indicated by the agreement closed between Alexander Valencia Pena and Bravalo, which is recorded as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. The loan will be repaid to Mr. Valencia Pena when and if the Company receives sufficient amount of revenues and its operation grows. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.

The failure to effectively conduct a best-effort offering could be the basis of your losing your entire investment in us.

Our offering is being made on a best efforts basis with no minimum amount of shares are required to be sold for the offering to proceed.

In order to implement our business plan, we require funds from this offering. We require a minimum of $25,000 from the offering to implement your business plan.

However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold in the offering to proceed. If we are only able to raise a minimal amount of proceeds, it may hinder our ability to fully execute our business plan. In such a scenario, we may be forced to suspend or discontinue our operations, potentially resulting in a loss of your investment in our company.

Because we will be subject to reporting obligations under Section 15(d) of the Exchange Act and do not currently intend to register a class of securities under Section 12 of the Exchange Act, investors may receive less information than from companies registered under Section 12.

Upon the effectiveness of this registration statement, we will become subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies subject solely to Section 15(d) reporting obligations may not be required to comply with certain provisions applicable to companies that register a class of securities under Section 12 of the Exchange Act.

Unless and until we register a class of securities under Section 12 of the Exchange Act, we will not be subject to certain requirements, including the proxy rules under Section 14 and the short-swing profit reporting provisions under Section 16. As a result, investors may receive less comprehensive disclosure and fewer governance protections than they would from a company registered under Section 12.

In addition, our reporting obligations under Section 15(d) will automatically suspend if, at the beginning of any fiscal year following this offering, we have fewer than 300 holders of record. If our reporting obligations are suspended, publicly available information about us would be significantly reduced, which could adversely affect the market value and liquidity of our common stock.

Due to the absence of an established trading market for our securities, potential challenges may arise in selling any shares acquired through this offering.

We are currently not registered on any public stock exchange or market. The demand for our common stock is limited, and there is currently no existing public market for the shares presented in this prospectus. Post the completion of this offering, our intention is to engage a market maker promptly and seek quotation on the OTCQB and OTCQX Venture Market. The OTCQB and OTCQX are regulated quotation services providing real-time quotes, last sale prices, and volume information for over-the-counter securities. It is important to note that the OTCQB and OTCQX are not market or exchange but a quotation services.

While the OTCQB and OTCQX do not impose listing requirements, issuers must stay current in their filings with the SEC or relevant regulatory authority to be eligible for quotation. Failure to cover the expenses associated with these reporting obligations may hinder our ability to apply for quotation on the OTC Venture Market. Market makers are prohibited from quoting a security if the issuer does not meet these filing requirements. In cases where securities quoted on the OTCQB and OTCQX become delinquent in filings, they may be removed after a 30 to 60-day grace period. We cannot guarantee the acceptance or approval of our service, listing, and quotation for sale. As of the current filing date, there have been no discussions or agreements between Bravalo Corp. and any representative regarding participation in a potential trading market for our securities. In the event that no market develops for our common stock, selling shares acquired through this offering may prove challenging.

This could result in a situation where realizing any benefit from the investment or liquidating shares becomes difficult or delayed, if possible, at all. Furthermore, the absence of our common stock being quoted on a public trading market may make it challenging, if not impossible, to assess a quantifiable value for your shares, potentially preventing the resale of shares and realizing any value from the investment.

We will incur ongoing costs and expenses for sec reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We will have to utilize funds from Alexander Valencia Pena, our officer and director, who has formally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB or OTCQX. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. In the event that we are unable to generate adequate revenues to maintain compliance, it could pose challenges for you to resell any shares you may acquire, if at all. Additionally, if we are unable to meet the expenses associated with our reporting obligations, we may not be eligible to apply for quotation on the OTCQB, the OTCQX or other quotation services.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “penny stock.”

Our shares are considered "penny stock" under Rule 3a51-1 of the Securities Exchange Act of 1934 and related SEC rules. These rules, including Rule 15g-9, impose additional requirements on broker-dealers who sell our shares to investors. Specifically, broker-dealers must provide investors with detailed disclosures about the share price, bid and offer quotations, and their compensation. These rules primarily affect transactions with non-accredited investors, which are generally individuals who do not meet specific income or net worth thresholds. Accredited investors include individuals with an annual income exceeding $200,000 ($300,000 with a spouse) or a net worth exceeding $1,000,000. These penny stock rules can significantly reduce the liquidity of our shares, making it difficult for investors to buy or sell them. The increased disclosure requirements and broker-dealer obligations may deter broker-dealers from trading our shares, further limiting their marketability. Therefore, you may find it challenging to resell any shares you purchase.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

As of the date of this Prospectus, we do not qualify as a "shell company" under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. A shell company is generally defined as a company with no or nominal operations and either no or nominal assets or assets consisting solely of cash and cash equivalents. We are an active startup with business operations and our assets consist primarily of intangible assets. Our corporate structure serves as a vehicle for business development, expansion, and capital formation. We have a well-defined business plan, an operational website, and a structured development strategy aimed at long-term growth. These attributes differentiate us from a shell company and reinforce our commitment to building a sustainable and fully operational business.

However, in the event we were to be so designated, shareholders may face significant restrictions and limitations when attempting to sell their shares in the public market. Rule 144, which provides certain exemptions for the resale of restricted securities, may not be available for our shareholders until certain conditions are met.

Under Rule 144, shareholders must satisfy specific conditions, including a holding period of at least six months, compliance with certain public information requirements, and limitations on the amount of securities that can be sold during a three-month period. However, as a shell company, Rule 144 may not be available to our shareholders until we cease to be a shell company and meet the requirements set forth by the SEC.

The inability to rely on Rule 144 for resale of their shares may limit our shareholders' ability to liquidate their investment and could negatively impact the liquidity and marketability of our shares. It may also affect our ability to attract potential investors or obtain financing, as the absence of an available resale exemption could make our shares less desirable in the secondary market.

Risks associated with this offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $25,000 from this offering, we may have to seek alternative financing to implement our business plan.

Our president, Mr. Valencia Pena does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Valencia Pena does not have any experience conducting securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

From time to time, we may be subject to legal proceedings, regulatory disputes, and governmental inquiries that could cause us to incur significant expenses, divert our management’s attention, and materially harm our business, financial condition, and operating results.

From time to time, we may be subject to claims, lawsuits, government investigations, and other proceedings involving products liability, competition and antitrust, intellectual property, privacy, false advertising, consumer protection, securities, tax, labor and employment, commercial disputes, and other matters that could adversely affect our business operations and financial condition. As we grow, we may see a rise in the number and significance of these disputes and inquiries. Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our products or services, all of which could negatively affect our revenue growth.

The results of litigation, investigations, claims, and regulatory proceedings cannot be predicted with certainty, and determining reserves for pending litigation and other legal and regulatory matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, financial condition, and results of operations.

USE OF PROCEEDS

Our public offering of 5,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 20%, 40%, 60%, 80% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $125,000 as anticipated.

	20% of shares sold	40% of shares sold	60% of shares sold	80% of shares sold	100% of shares sold
Gross Proceeds from this Offering:	$25,000	$50,000	$75,000	$100,000	$125,000
Total Offering Expenses*	$10,000	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$15,000	$40,000	$65,000	$90,000	$115,000
Development of HeadLab	$8,000	$15,000	$25,000	$43,000	$60,000
Marketing and promotional expenses	$-	$7,000	$15,000	$15,000	$20,000
General corporate purposes, including working capital	$5,000	$10,000	$15,000	$20,000	$22,000
Professional and advisory services	$2,000	$8,000	$10,000	$12,000	$13,000
TOTALS**	$25,000	$50,000	$75,000	$100,000	$125,000

* The Total Offering Expenses, as presented above, encompasses the mandatory fee charged by the Securities and Exchange Commission for the registration of the securities offered herein. This fee, calculated based on the total offering amount in accordance with the SEC's fee schedule, is a component of the overall offering expenses. These expenses also include fees for legal services related to the preparation and filing of this registration statement, as well as fees for the audit of the Company's financial statements, which are required for this filing. All of these fees are necessary for the registration statement to be declared effective.

** The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to future customer, if there is any. In case if we do not raise additional funds, our business will be harmed.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We have determined the offering price of the 5,000,000 shares being offered arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.025 per share. This price is significantly higher than the price paid by the Company’s director, Alexander Valencia Pena, who paid $0.005 per share for the 1,800,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following section outlines the differences of your investment in our shares with the investment of our existing stockholders.

As of March 31, 2026, the net tangible book value was negative $46,704 or approximately negative $0.0259 per share.

Percent of Shares Sold from Maximum Offering Available	20%	40%	60%	80%	100%
Offering price per share	$0.025	$0.025	$0.025	$0.025	$0.025
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000	$125,000
Offering Expenses	$10,000	$10,000	$10,000	$10,000	$10,000
The historical net tangible book value as of March 31, 2026	($46,704)	($46,704)	($46,704)	($46,704)	($46,704)
Post offering net tangible book value	($31,704)	$(6,704)	$18,296	$43,296	$68,296
Post offering net tangible book value per share	($0.0113)	($0.0018)	$0.0038	$0.0075	$0.0100
Pre-offering net tangible book value per share	($0.0259)	($0.0259)	($0.0259)	($0.0259)	($0.0259)
Increase (Decrease) in net tangible book value per share after offering	$0.0146	$0.0242	$0.0298	$0.0334	$0.0360
Dilution per share	$0.0363	$0.0268	$0.0212	$0.0175	$0.0150
% dilution	145.29%	107.06%	84.75%	70.14%	59.83%
Capital contribution by purchasers of shares	$25,000	$50,000	$75,000	$100,000	$125,000
Capital Contribution by existing stockholders	$9,000	$9,000	$9,000	$9,000	$9,000
Percentage capital contributions by purchasers of shares	73.53%	84.75%	89.29%	91.74%	93.28%
Percentage capital contributions by existing stockholders	26.47%	15.25%	10.71%	8.26%	6.72%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000	$125,000
Anticipated net offering proceeds	$15,000	$40,000	$65,000	$90,000	$115,000
Number of shares after offering held by public investors	1,000,000	2,000,000	3,000,000	4,000,000	5,000,000
Total shares issued and outstanding	2,800,000	3,800,000	4,800,000	5,800,000	6,800,000
Purchasers of shares percentage of ownership after offering	35.71%	52.63%	62.50%	68.97%	73.53%
Existing stockholders’ percentage of ownership after offering	64.29%	47.37%	37.50%	31.03%	26.47%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of March 31, 2026, there were 1,800,000 shares of our common stock issued and outstanding that are held by one stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

Voting and Liquidation Rights

Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Except as required by law or by the Company’s Articles of Incorporation, holders of Common Stock vote together as a single class. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to receive, after payment of or provision for all liabilities and any preferential amounts owed to holders of any preferred stock (of which none are currently authorized or outstanding), the remaining assets of the Company ratably in proportion to the number of shares of Common Stock held. There are no cumulative voting rights, preemptive rights, or other special voting or liquidation rights associated with the Common Stock.

There are no (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate and Applicable Law, if any, may be declared by the Board; (ii) preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 1,800,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 5,000,000 shares of its common stock for sale at the price of $0.025 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Alexander Valencia Pena will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.

Alexander Valencia Pena is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Alexander Valencia Pena will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Alexander Valencia Pena is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Alexander Valencia Pena will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Alexander Valencia Pena will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.025 for the duration of this offering.

Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our common stock quoted on the OTCQB market operated by OTC Markets Group or other quotation service. In order to be quoted on the OTC Markets Group or other quotation service, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.025 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.025 per share until the completion of this offering. There is no minimum amount of subscription required per investor. This offering will commence on the date this prospectus is declared effective and continue for a period of 12 months (365 days). At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Bravalo Corporation”. The Company will deliver stock certificates or book entry form attributable to shares of common stock purchased directly to the purchasers.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

General

Bravalo is an early-stage technology company incorporated on October 27, 2025. Bravalo Corporation offers HeadLab, an artificial intelligence-powered headline generation service built on Natural Language Processing (NLP) technologies. While we had not generated any revenue as of March 31, 2026, we completed core development of our version of the service on April 24, 2026, and a fully functional version of the service is currently available to users on the Company’s website at https://bravalo.net. The service was developed by an independent third-party contractor pursuant to an API Development Agreement, which is filed as Exhibit 10.3 to the Registration Statement of which this prospectus forms a part.

The Company’s objective is to simplify and accelerate the headline creation process, which is a critical element of digital communication, marketing performance, and content engagement. By reducing the time and effort required to craft effective headlines, Bravalo Corporation aims to support professionals and businesses seeking to improve content visibility, user engagement, and messaging clarity.

Industry Overview and Market Opportunity

Bravalo Corporation intends to operate within the global market for artificial intelligence–enabled content creation solutions and generative AI technologies. The Company’s services are aligned with broader industry trends reflecting increasing enterprise and individual adoption of artificial intelligence tools to automate, enhance, and scale digital content production across marketing, publishing, advertising, and communications workflows.

Industry research indicates that demand for AI-assisted content generation has expanded in recent years, driven by advancements in natural language processing, machine learning infrastructure, and application programming interface (API) accessibility. Organizations are increasingly integrating AI tools into content development pipelines to improve efficiency, personalization, and time-to-market for digital media.

AI Content Generation and Content Creation Markets

Bravalo Corporation operates within the global market for artificial intelligence–enabled content creation solutions and generative AI technologies. The Company’s services align with broader industry trends reflecting increasing adoption of artificial intelligence tools to automate and enhance digital content production in marketing, publishing, advertising, and communications.

According to Market Research Future, the global AI content creation tools market was valued at approximately $4.74 billion in 2024 and is projected to reach approximately $81.96 billion by 2035, representing a projected compound annual growth rate (“CAGR”) of approximately 29% during the forecast period. ¹

1 Source: Market Research Future, AI Content Creation Tools Market Research Report – Forecast to 2035. Available at: https://www.marketresearchfuture.com/reports/ai-content-creation-tools-market

Grand View Research estimates that the AI-generated content market, encompassing text, image, audio, and video outputs, was valued at approximately $12.88 billion in 2024 and is projected to exceed $53.7 billion by 2033, representing an estimated CAGR of 17.3%.²

2 Source: Grand View Research, AI-Generated Content Market Size & Industry Report. Available at: https://www.grandviewresearch.com/industry-analysis/ai-generated-content-market

The Company has not independently verified the data contained in these third-party reports and does not guarantee the accuracy or completeness of such information. Market projections are subject to significant uncertainty and are based on assumptions regarding technology adoption, economic conditions, and industry investment trends. There can be no assurance that the market will develop as projected or that the Company will be able to capitalize on the growth trends described.

Drivers of Market Growth

Industry publications identify several factors contributing to growth in AI-assisted content creation markets, including:

-       Increasing adoption of generative AI tools by businesses and individual content creators

-       Demand for scalable and cost-efficient content production workflows

-       Expansion of natural language processing and machine learning capabilities

-       Integration of AI tools into marketing automation and digital publishing platforms

The Company believes these trends may create opportunities for specialized AI-driven tools, including headline generation services; however, there can be no assurance that the Company will successfully capitalize on such trends.

Business Concept and Planned Services

The HeadLab system leverages language models trained on specialized datasets, including marketing, advertising, and social media content. The service enables users to quickly produce up to three headline variations tailored to specific content formats, audiences, and communication goals based on a brief description or summary provided by the user. Our system transforms user inputs into structured prompts, and the resulting outputs are filtered and ranked according to relevance and quality criteria.

At present, the initial version of the service supports headline generation for:

-	Website landing pages;
-	Articles and news content;
-	Blog posts;
-	Push notifications; and
-	Book titles.

The HeadLab service was developed for the Company by an independent third-party contractor. The underlying AI model has been trained using publicly available data sources, and the Company does not utilize proprietary or restricted third-party data without appropriate authorization. Our current operational focus is limited to iterative enhancements, including ongoing model optimization, expansion of training datasets, and minor user interface improvements.

Target Market and Intended Users

Bravalo Corporation serves a broad range of users engaged in content creation, marketing, publishing, and digital communication activities. The Company’s anticipated target users include, but are not limited to:

-	Marketing professionals seeking to accelerate advertising and campaign development processes
-	Small and medium-sized businesses and business owners creating website headlines, promotional offers, and digital messaging
-	Copywriters and content managers seeking headline ideas and creative inspiration
-	Bloggers and authors developing titles for articles, blogs, and books
-	Publishing teams and media organizations preparing editorial and news headlines
-	SaaS companies and startup teams creating landing pages, pitch materials, and product messaging

The Company has not yet entered into customer contracts, conducted large-scale beta testing, or validated commercial demand for the HeadLab service.

Technology and Development Approach

Current Technical Infrastructure: Bravalo Corporation utilizes artificial intelligence methodologies, primarily Natural Language Processing (NLP) and machine learning techniques, to power its HeadLab service. Our system analyzes contextual signals and user-provided content descriptions to generate structured, relevant headline suggestions.

Development Model: The HeadLab service was developed for the Company by an independent third-party contractor under the terms of a specific API Development Agreement (see Exhibit 10.3). While the core AI engine leverages language models trained on specialized datasets, we utilize a combination of proprietary optimization and open-source frameworks. The underlying AI model has been trained using publicly available data sources, and the Company adheres to strict protocols to ensure that no proprietary or restricted third-party data is used without appropriate authorization.

As of the date of this Registration Statement (as amended):

•	Core Development: Completed as of April 24, 2026.
•	System Architecture: Fully deployed and operational.
•	Testing: Internal testing of the core generation engine has been completed.
•	Commercial Status: A fully functional version of the service is available on the Company’s website.

While our NLP-based approach allows for rapid, scalable headline generation, it has limitations. The quality of output is dependent on the clarity of user-provided descriptions, and the AI may occasionally produce results that require contextual adjustment. To mitigate this, our service is designed as a collaborative tool that requires human review and final approval prior to deployment.

The Company employs structured validation and quality assurance procedures to evaluate the performance and reliability of its AI-generated outputs. These procedures include internal testing of model responses prior to deployment, review of output consistency against expected formatting and functional parameters, and iterative refinement of prompt structures and model configurations.

The Company also performs ongoing monitoring of system outputs to identify patterns of inaccurate, irrelevant, or inconsistent results. Where such issues are identified, the Company applies corrective adjustments through prompt optimization, parameter tuning, and system-level refinements.

In addition, user feedback is collected and analyzed on an ongoing basis to support continuous improvement of output quality and to further reduce the occurrence of hallucinated or contextually inaccurate responses.

The HeadLab service is designed as a human-in-the-loop system; however, the Company maintains internal oversight mechanisms to evaluate system behavior independently of user review to improve reliability and output quality over time.

API Development Agreement

The Company entered into a development agreement with a third-party contractor for the design and development of its API-based HeadLab service, as disclosed in Exhibit 10.3 to this Registration Statement. The total contract value under the agreement was $30,625.

The project commenced on February 17, 2026 and was completed on April 24, 2026. The agreement provided for milestone-based payments tied to specific development phases, with certain payments scheduled to occur after completion of the relevant milestones.

As of the date of this amendment, all obligations under the development agreement have been fully satisfied, and no amounts remain due or payable to the contractor.

Development Roadmap

The Company has established a preliminary development roadmap outlining the planned evolution of the HeadLab service. Following the completion of the core service in April 2026, our future development focuses on the following milestones:

-	Version 1 (Current - Completed April 2026): Launch of the functional service supporting up to three audience-focused headlines for landing pages, articles, blog posts, push notifications, and book titles.
-	Version 2 (Estimated 2–3 months following initial release): Addition of selectable tone options, such as Business, Creative, Provocative, and Light.
-	Version 3 (Estimated 6–12 months): Introduction of competitor headline analysis to allow users to benchmark headline styles within their niche.
-	Version 4 (Estimated 1–2 years): Expansion to multilingual headline generation, including English, German, Spanish, French, and other languages.
-	Version 5 (Estimated 2–3 years): Development of predictive analytics designed to estimate potential engagement performance of generated headlines.

 These timelines are forward-looking and not guarantees of delivery. Actual development may differ materially.

Intellectual Property

We utilize an artificial intelligence-based service (HeadLab) developed by a third-party contractor under a contractual arrangement that includes full assignment of intellectual property rights to us. Accordingly, we own all relevant rights to the developed technology.

The HeadLab service is fully integrated into our web platform and operates as a core component of our system, embedded within our product architecture rather than functioning as an external or third-party AI service.

The underlying AI model was developed by the contractor based on our specifications and trained using publicly available datasets, as well as data explicitly permitted for commercial and machine learning use. These datasets are widely used in the AI industry and are generally considered low-restriction, subject to applicable attribution and license terms. We avoid the use of proprietary, closed, or highly restricted datasets.

The model training process also incorporates widely adopted open-source data sources where appropriate, used strictly for the purpose of model training and in accordance with their respective license terms. These approaches are standard within commercial artificial intelligence development. We do not rely on third-party proprietary AI models or externally licensed AI engines, and the system is designed to operate using internally controlled technology, ensuring full operational control over the AI functionality embedded within the service.

We maintain contractual safeguards and internal compliance processes to ensure appropriate use of all third-party and open-source components in line with applicable requirements.

In the future, we may integrate additional licensed technologies or proprietary datasets to further enhance performance, scalability, and functionality, in full compliance with applicable legal and licensing requirements. The Company does not currently hold any issued patents, registered trademarks, or other registered intellectual property relating to HeadLab. The Company intends to rely initially on trade secrets and confidentiality agreements. The Company may seek trademark protection in the future; however, no assurance can be given that such protection will be obtained.

Business Model and Monetization

Bravalo Corporation monetizes the HeadLab service through a multi-tiered revenue strategy. Subscription plans have been implemented and are available to users on the Company’s website. The Company has implemented initial subscription tier structures providing access to the HeadLab service based on usage levels. The Company’s planned revenue streams include:

•	Monthly Subscription Plans: The Company offers subscription-based access to its headline generation engine, with varying levels of functionality depending on usage volume and frequency.

•	Enterprise Solutions: For large-scale corporate clients and organizations with high-volume usage requirements or enhanced security needs, we offer customized enterprise agreements. These arrangements are governed by separately negotiated commercial contracts and may include dedicated support, customized API usage limits, enhanced service levels, and tailored integration

•	API Licensing: The Company provides API access to developers and business clients seeking to integrate the Company's NLP capabilities into their own software products, marketing platforms, or content management systems. API usage is priced based on call volume, data usage, or other metered consumption metrics, as specified in applicable commercial agreements.

Competition

The market for AI-enabled content generation tools is highly competitive and rapidly evolving. The Company expects to compete with generative AI platforms, AI writing assistants, marketing software providers, and content optimization services.

Many existing competitors possess substantially greater financial resources, established user bases, technical infrastructure, and brand recognition. In addition, comprehensive AI platforms may incorporate headline generation functionality into broader content generation systems, potentially reducing demand for standalone tools.

The Company’s limited operating history and financial resources may place it at a competitive disadvantage.

Regulatory and Legal Considerations

The Company is subject to general business regulations applicable to internet-based technology providers. At present, management is not aware of any industry-specific licenses required to develop or offer the planned HeadLab service.

Future regulatory developments relating to artificial intelligence, data privacy, or digital services may impose additional compliance requirements or operational cost.

Employees and Operations

As of the date of this Registration Statement, the Company has no full-time employees other than its officer and director. Development, design, and operational activities may be supported by independent contractors or third-party service providers as needed.

Financial Status and Capital Requirements

Bravalo Corporation has not generated revenue and has incurred minimal operating expenses related primarily to incorporation, website development, and administrative costs. The Company will require additional capital to support the commercial launch, marketing, and iterative enhancements of its service.

There can be no assurance that the Company will obtain sufficient financing on acceptable terms, or at all. If adequate funding is not secured, the Company may be required to delay, reduce, or eliminate planned development activities.

As a startup in the content generation business, we are seeking minimum funding of $25,000 for the next twelve months to develop our operations. Additional financing may be required after this period. In the absence of generated revenue, a minimum of $10,000 may be needed for SEC filing requirements. On October 27, 2025, President and Director Alexander Valencia Pena entered into an interest-free loan agreement with the company, committed to providing financing for a 5-year term of up to $200,000, of which $44,739 has been provided as of March 31, 2026. This agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We are required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we conduct activities.

We do not believe that any existing or probable government regulation on our business, including any applicable export or import regulation or control will have a material impact on the way we conduct our business.

FACILITIES

Our primary mailing address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, which provides mail forwarding services. The Company’s business operations are conducted virtually, with management overseeing operations from Spain. Our telephone number is +14176618083.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We are a development stage Company and currently have no employees. Our board of directors consists of Alexander Valencia Pena, who also serves as our President, Treasurer, Secretary, Principal Executive, Financial and Accounting Officer.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC MARKETS GROUP

We intend to have our common stock quoted on the OTCQB market operated by OTC Markets Group or other quotation service. If our securities are not quoted on the OTC Markets Group or other quotation service, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Markets Group differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker- dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Markets Group or other quotation service, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Markets Group our securities will trade on the OTC Markets Group until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Markets Group or other quotation service.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of March 31, 2026, the Company had 1,800,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the service we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance was $285 and $235 as of March 31, 2026, and December 31, 2025, respectively. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.

We have incurred operating losses in the past and may continue to experience losses in the future. Our ability to continue operations depends on our ability to generate sufficient revenue and obtain additional financing if necessary. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

On October 27, 2025, President and Director Alexander Valencia Pena entered into an interest-free loan agreement with the company, committed to providing financing for a 5-year term of up to $200,000, of which $44,739 has been provided as of March 31, 2026. This agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Even if we raise $125,000 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	20% of shares sold	40% of shares sold	60% of shares sold	80% of shares sold	100% of shares sold
Gross Proceeds from this Offering:	$25,000	$50,000	$75,000	$100,000	$125,000
Total Offering Expenses*	$10,000	$10,000	$10,000	$10,000	$10,000
Net Proceeds	$15,000	$40,000	$65,000	$90,000	$115,000
Development of HeadLab	$8,000	$15,000	$25,000	$43,000	$60,000
Marketing and promotional expenses	$-	$7,000	$15,000	$15,000	$20,000
General corporate purposes, including working capital	$5,000	$10,000	$15,000	$20,000	$22,000
Professional and advisory services	$2,000	$8,000	$10,000	$12,000	$13,000
TOTALS**	$25,000	$50,000	$75,000	$100,000	$125,000

* The Total Offering Expenses, as presented above, encompasses the mandatory fee charged by the Securities and Exchange Commission for the registration of the securities offered herein. This fee, calculated based on the total offering amount in accordance with the SEC's fee schedule, is a component of the overall offering expenses. These expenses also include fees for legal services related to the preparation and filing of this registration statement, as well as fees for the audit of the Company's financial statements, which are required for this filing. All of these fees are necessary for the registration statement to be declared effective.

** The above figures represent only estimated costs. We are planning to attract additional financing from selling our shares in this offering and through selling our service to future customer, if there is any. In case if we do not raise additional funds, our business will be harmed.

Alexander Valencia Pena, our President will devote approximately 40 hours per week of his time to our operations. Once we expand our operations, and are able to attract more and more customers to use our digital service, Mr. Valencia Pena has agreed to commit more time as required. Because Mr. Valencia Pena will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our service. The following describes the anticipated operational progress at different levels of proceeds raised:

If 20% of shares are sold:

If 20% of the shares offered are sold, the Company expects to receive approximately $15,000 in net proceeds after offering expenses.

At this funding level, the Company intends to focus on the operational stabilization and maintenance of the currently functional HeadLab service. Activities will include hosting costs, minor iterative refinements to the AI model, and basic user interface adjustments. Limited resources will be allocated to administrative costs. No significant marketing is expected, and growth will rely on organic discovery.

If 40% of shares are sold:

If 40% of the shares offered are sold, the Company expects to receive approximately $40,000 in net proceeds.

At this funding level, the Company plans to expand development efforts for the HeadLab service, adding selectable tone options such as Business, Creative, Provocative, and Light. Development efforts will also focus on improving system performance and user functionality. The Company also intends to begin initial marketing and promotional activities designed to increase awareness of the service.

These efforts may include basic digital marketing campaigns, promotional content creation, and improvements to the service’s visibility through search engine optimization.

If 60% of shares are sold:

If 60% of the shares offered are sold, the Company expects to receive approximately $65,000 in net proceeds.

At this level of funding, the Company intends to continue expanding the technical capabilities of the HeadLab service, which introduces competitor headline analysis, enabling users to benchmark headline styles within their niche. System infrastructure, scalability, and additional service features will be enhanced to support increasing user demand.

The Company also expects to increase marketing activities, including online advertising, promotional campaigns, and broader digital outreach to expand the service’s user base.

If 80% of shares are sold:

If 80% of the shares offered are sold, the Company expects to receive approximately $90,000 in net proceeds.

At this funding level, the Company intends to accelerate service development and enhance the overall capabilities of HeadLab, which will support multilingual headline generation, including English, German, Spanish, French, and additional languages. System architecture, operational performance, and user experience improvements will be prioritized.

The Company also plans to expand marketing and promotional initiatives, which may include broader digital marketing campaigns, promotional partnerships, and the production of additional marketing content.

If 100% of shares are sold:

If 100% of the shares offered are sold, the Company expects to receive approximately $115,000 in net proceeds.

At this level of funding, the Company intends to fully implement its initial development roadmap for the HeadLab service. This may include advanced AI feature development, multilingual capabilities, competitor benchmarking, and overall infrastructure improvements to support an expanded user base.

The Company also expects to expand its marketing initiatives, increase promotional outreach, and strengthen its operational infrastructure to support service growth and future service expansion.

RESULTS OF OPERATIONS

From October 27, 2025 (Inception) to December 31, 2025

From inception to December 31, 2025, the company focused on foundational activities and incurred total operating expenses of $14,478. As no revenue was generated during this period, the net loss amounted to $14,478.

Three months ended March 31, 2026 (unaudited)

During the three months ended March 31, 2026, the Company generated no revenue.

Our operating expenses were $17,123 and $0 for the three months ended March 31, 2026 and 2025, respectively. Operating expenses primarily consisted of professional fees, software development expenses, server lease and amortization expense. The increase in operating expenses was attributable to the absence of business operations during the comparable period in 2025, as the Company was incorporated in October 2025.

The net loss was $17,123 and $0 for the three months ended March 31, 2026 and 2025, respectively.

LIQUIDITY AND CAPITAL RESOURCES

From October 27, 2025 (Inception) to December 31, 2025

As of December 31, 2025, the company had $235 in cash. Simultaneously, its short-term obligations significantly exceeded its current assets, resulting in a negative working capital of $27,419. This early imbalance was coupled with an accumulated deficit of $14,478, reflecting initial operating costs.

Net cash used in operating activities

Net cash provided by operating activities was $13,066 for the period from October 27, 2025 (Inception) to December 31, 2025. This was primarily attributable to a net loss of $14,478, adjusted for non-cash amortization expense of $119, an increase in accounts payable of $27,425.

Net cash used in investing activities

Net cash used in investing activities was $22,060 for the period from October 27, 2025 (Inception) to December 31, 2025, which primarily consisted of capitalization of website development costs.

Net cash provided by financing activities

Net cash provided by financing activities was $9,229 for the period from October 27, 2025 (Inception) to December 31, 2025, which primarily consisted of net proceeds from issuance of common stock of $9,000 and net payments of related party loans of $229.

The available capital reserves of the Company are not sufficient for the Company to remain operational.  The management of the Company deems it best to attempt to raise funds to proceed with our plan of operations. We will also use funds from Alexander Valencia Pena, our President, Treasurer, Secretary and Director, whom we entered into the loan agreement with. Mr. Valencia Pena agreed to provide Company with funds to complete the registration process if offering proceeds appear to be less than registration costs. In order to proceed with our operations for the next 12 months, we will need a minimum of $25,000. There is no guarantee that we will be able to sell all the shares required to satisfy our twelve-month financial requirements. In case we are successful, the money raised will be applied in accordance with ‘Use of Proceeds’ section of this prospectus. We will attempt to raise at least the minimum amount of funds necessary to proceed with our plan of operations. We will likely need additional financing in long-term perspective. Receiving additional funding is subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. Such factors may affect the timing, amount, terms or conditions of additional financing available to us. There can be no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Three months ended March 31, 2026 (unaudited)

As of March 31, 2026, the Company had cash of $285 and total liabilities of $26,099. The Company’s liabilities consisted of accounts payable of $2,250 and amounts due to the Company’s President of $44,739.

Net cash used in operating activities

Net cash used in operating activities was $44,460 for the three months ended March 31, 2026. This was primarily attributable to a net loss of $17,123, adjusted for non-cash amortization expense of $1,838, an increase in prepaid expenses of $4,000, and a decrease in accounts payable of $25,175. There was no net cash used in operating activities for the three months ended March 31, 2025.

Net cash used in investing activities

There was no net cash used in investing activities for the three months ended March 31, 2026 and 2025.

Net cash provided by financing activities

Net cash provided by financing activities was $44,510 for the three months ended March 31, 2026, which primarily consisted of net proceeds from related party loans. There was no net cash provided by financing activities for the three months ended March 31, 2025.

Future Liquidity and Plan of Operation

Without regard to the proceeds we expect to receive from this offering, our currently available cash on hand is insufficient to sustain operations. However, the Company has secured a commitment from its director and officer, Alexander Valencia Pena, who has entered into an agreement to provide the Company with an interest-free loan for a term of five years to cover operational costs as needed.

Based on this committed internal source of liquidity (filed as Exhibit 10.1 to the Registration Statement), the Company believes it will be able to conduct its operations and meet its obligations for a minimum period of 12 months from the date of this prospectus. We have no other external sources of liquidity or committed lines of credit. Our ability to continue as a going concern beyond this period will depend on our success in generating revenue from our HeadLab service or securing additional financing. The Company has entered into an API Development Agreement related to the Bravalo HeadLab service, under which amounts remain payable pursuant to Exhibit 10.3 to the Registration Statement. As of the date of this amendment, the Company has fully satisfied all payment obligations related to the API Development Agreement disclosed in Exhibit 10.3, and no amounts remain due or payable under this arrangement.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our significant accounting policies are described in more detail in Note 3 “Significant Accounting Policies” to our financial statements included elsewhere in this prospectus. We believe the following represent our most critical accounting policies and estimates:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosures. Management bases its estimates on historical experience, current conditions, and various other assumptions believed to be reasonable under the circumstances. Because these estimates are inherently uncertain, actual results could differ materially from those estimates. Estimates that are most significant to the Company include those related to fair value measurements and impairment of intangible assets.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Alexander Valencia Pena Ugar Venda Des Cap 6578, 07872 Formentera, Illes Balears, Spain.	43	President, Secretary, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Alexander Valencia Pena

Alexander Valencia Pena has served as President, Secretary, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director of the Company since October 27, 2026.

Prior to founding Bravalo, Mr. Valencia Pena held supervisory and operational roles, including Site Operations Manager at Jose Colmena Construction (Formentera, Baleares) from October 2021 to May 2024, where he coordinated project workflows and materials logistics, and Access Control and Security Supervisor at Javier Rojas Events (Formentera, Baleares) from May 2024 to September 2025, overseeing personnel and security systems.

Mr. Valencia Pena holds a Bachelor’s Degree in Business Administration from ICESI University in Cali, Colombia, where he studied leadership, organizational management, and strategic planning.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws do not specify a minimum number of directors, but they outline the procedures for director elections, vacancies, and quorum requirements. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, neither of whom qualifies as an independent director under the corporate governance requirements of the OTC Markets. The OTC Markets do not impose specific independence requirements; however, companies seeking to qualify for certain OTC tiers, such as OTCQX, must maintain a board with independent directors.

Our board of directors has not conducted a formal assessment to determine whether our directors meet any applicable independence criteria under SEC rules or other relevant regulatory frameworks. If we seek to meet the independence requirements for a specific OTC Markets tier in the future, we may need to appoint additional independent directors.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Our board of directors consists of Alexander Valencia Pena, who also serves as our President, Treasurer, Secretary, Principal Executive, Financial and Accounting Officer.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for December 31, 2025:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Alexander Valencia Pena, President	December 31, 2025	0	0	0	0	0	0	0	0

Our board of directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Valencia Pena, President	0	0	0	0	0	0	0

We have not compensated our director for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,800,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Alexander Valencia Pena Ugar Venda Des Cap 6578, 07872 Formentera, Illes Balears, Spain.	1,800,000	100%
All directors and executive officers as a group (1 person)		1,800,000	100%

Ownership After the Offering

Assuming the sale of all 5,000,000 shares offered in this offering, our total outstanding shares will be 6,800,000, and Mr. Pena will beneficially own approximately 26.5% of our outstanding common stock. However, because this offering is being conducted on a best efforts basis with no minimum offering amount, the final ownership percentage will vary based on the level of subscription.

Based on illustrative subscription scenarios, Mr. Pena’s post-offering beneficial ownership would be approximately as follows:

• If 20% of the offering is sold, Mr. Pena would own approximately 64.3% of the outstanding common stock and would retain majority ownership and control.

• If 40% is sold, Mr. Pena would own approximately 47.4% and may retain significant influence, though not majority ownership.

• If 60% is sold, Mr. Pena would own approximately 37.5% and would not hold majority ownership but would remain a significant stockholder.

• If 80% is sold, Mr. Pena would own approximately 31.0% and would not hold majority ownership.

• If 100% is sold, Mr. Pena would own approximately 26.5% and would not hold majority ownership, although he may continue to exert significant influence over corporate matters.

Depending on the level of subscription, Mr. Pena may retain or regain majority ownership and control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Alexander Valencia Pena is considered to be a promoter, and currently is the only promoter, of Bravalo Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On December 10, 2025, we offered and sold 1,800,000 shares of common stock to Alexander Valencia Pena, our President, Chief Executive Officer, Chief Financial Officer, Treasurer and a Director, at a purchase price of $0.005 per share, for aggregate proceeds of $9,000.

On October 27, 2025, President and Director Alexander Valencia Pena entered into an interest-free loan agreement with the company, committed to providing financing for a 5-year term of up to $200,000, of which $44,739 has been provided as of March 31, 2026. This agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Wyoming, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by LAO Professionals.

LEGAL MATTERS

Haddan & Zepfel LLP will pass upon the validity of the issuance of the common stock.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

LAO Professionals is our registered independent public registered accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

INDEX TO FINANCIAL STATEMENTS

Our financial statements as of and for the period ended December 31, 2025, and our unaudited financial statements as of and for the period ended March 31, 2026, are included herewith.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bravalo Corporation.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bravalo Corporation. (the "Company") as of December 31, 2025, the related statements of operations, changes in shareholders' equity and cash flows, for the period October 27, 2025 (Inception) through December 31, 2025, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period October 27, 2025 (inception) through December 31, 2025, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 2 to the financial statement, the Company has continuously incurred a net loss of $(14,478). The continuation of the Company as a going concern, is dependent upon improving the profitability and the continuing financial support from its stockholders

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

/s/ Lateef Awojobi

LAO Professionals.

(PCAOB ID 7057)

We have served as the Company's auditor since 2026.

April 8th, 2026.

Lagos Nigeria

Bravalo Corporation

BALANCE SHEET

December 31,
2025
ASSETS
Current Asset:
Cash and Cash Equivalents	$235
Total Current Asset	235

Intangible Assets, Net	21,941
Total Assets	$22,176

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Accounts Payable	$27,425
Loan Payable – Related Party	229
Total Current Liabilities	27,654
Total Liabilities	27,654

SHAREHOLDER’S DEFICIT
Common Stock, $0.001 par value, 75,000,000 shares authorized; 1,800,000 shares issued and outstanding as of December 31, 2025	1,800
Additional Paid-in Capital	7,200
Accumulated Deficit	(14,478)
Total Shareholder’s Deficit	(5,478)
Total Liabilities and Shareholder’s Deficit	$22,176

The accompanying notes are an integral part of these financial statements.

Bravalo Corporation

STATEMENT OF OPERATIONS

For the Period from October 27, 2025 (Inception) through December 31, 2025

For the Period from October 27, 2025 (Inception) through December 31, 2025
REVENUE	$-

OPERATING EXPENSES:
Amortization	119
General and Administrative	14,359
Total Operating Expenses	14,478

Loss Before Income Taxes	(14,478)

Income Tax Expense	-

Net Loss	(14,478)

Comprehensive Loss	$(14,478)

Weighted Average Number of Shares Outstanding – Basic and Diluted	600,000
Loss Per Share – Basic and Diluted	$(0.02)

The accompanying notes are an integral part of these financial statements.

Bravalo Corporation

STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

For the Period from October 27, 2025 (Inception) through December 31, 2025

	Commons Stock		Additional Paid-In	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Deficit
Balance as of October 27, 2025 (inception)	-	$-	$-	$-	$-
Common Stock Issued for Cash	1,800,000	1,800	7,200	-	9,000
Net Loss	-	-	-	(14,478)	(14,478)
Balance as of December 31, 2025	1,800,000	$1,800	$7,200	$(14,478)	$(5,478)

The accompanying notes are an integral part of these financial statements.

Bravalo Corporation

STATEMENT OF CASH FLOWS

For the Period from October 27, 2025 (Inception) through December 31, 2025

For the Period from October 27, 2025 (Inception) through December 31, 2025
Cash Flows from Operating Activities:
Net loss	$(14,478)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	119
Changes in operating assets and liabilities:
Accounts Payable	27,425
Net cash provided by operating activities	13,066

Cash Flows from Investing Activities:
Capitalization of Website Development Costs	(22,060)
Net cash used in investing activities	(22,060)

Cash Flows from Financing Activities:
Proceeds from Issuance of Common Stock	9,000
Proceeds from Loan Payable – Related Party, Net	229
Net cash provided by financing activities	9,229

Net Increase (Decrease) in Cash for the Period	-
Cash, Beginning of the Period	235
Cash, End of the Period	$235

Supplemental Disclosure of Non-Cash Financing Activities:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

Bravalo Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2025

NOTE 1 — Organization and Business Operations

Bravalo Corporation (“Bravalo”) was incorporated in Wyoming on October 27, 2025. The Company was formed to develop and provide artificial intelligence–powered software tools designed to assist users in generating headlines and other content elements for digital communication and marketing purposes.

The Company has selected December 31 as its fiscal year end.

NOTE 2 — Going Concern

As of December 31, 2025, the Company had $235 in cash and a working capital deficit of $27,419. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this need for capital through the Proposed Public Offering. However, the Company cannot assure that its plans to raise capital will be successful. Therefore, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Such substantial doubt has not been alleviated by management’s plans. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

NOTE 3 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Segment Information

The Company operates as a single operating segment. The chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis, accompanied by disaggregated revenue information. Accordingly, the Company has determined that it has a single reportable segment and operating segment.

Intangible Assets

The Company follows the provisions of Accounting Standards Codification (“ASC”) 350, “Intangibles-Goodwill and Other”. Definite-lived intangible assets can represent developed technology, website development costs, non-compete agreements, customer related intangible assets, patents, trademark and trade names and are amortized over their estimated useful lives, generally on a straight-line basis. Indefinite lived intangible assets can relate to domain names owned by the Company. The Company recognizes amortization in the month the asset is placed in service and costs incurred to renew or extend the life of an intangible asset are expensed as incurred.

The Company assesses intangible assets for impairment in accordance with the provisions of ASC Subtopic 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Intangible assets are tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value.

Capital Stock

The Company’s capital stock consists of authorized common shares, with issued shares recorded at par value and any excess received over par value recognized as additional paid-in capital in accordance with applicable accounting standards. Common shares are classified as shareholders’ equity.

Related Parties

The Company adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Earnings per Share

The Company computes basic earnings (loss) per share in accordance with ASC Topic 260, “Earnings per Share”, by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of December 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2025, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Uncertain Tax Positions

The Company has adopted FASB standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company has not yet undergone an examination by any taxing authorities and has not identified any uncertain tax positions requiring recognition in its financial statements.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss.

The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on October 27, 2025, the date of its incorporation.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 — Segment Information

ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

Management has determined that the Company operates and reports in a single operating segment, which currently focuses on the development of AI-powered software tools. Since the Company is in the early stage of development, it did not generate any revenue from its inception until December 31, 2025.

The Company’s Chief Operating Decision Maker is the Company’s Chief Executive Officer. The CODM manages the development of AI-powered software tools based on costs and expenses that are directly attributable to the development of AI-powered software tools, and regularly reviews expenses not related to the development of AI-powered software tools for the purpose of assessing the Company’s performance and determining the needs for allocating resources.

The CODM evaluates the performance of the segment on a monthly basis by assessing the budget-to-actual and actual-to-prior period variances in operating expenses and administrative expenses. Additionally, the CODM reviews on a regular basis the execution of forecast capital expenditures and the evolution of total asset amounts in the segment to make decisions about operating and capital resource allocation.

For the Period from
October 27, 2025 (Inception)
through December 31, 2025
AI-Powered Software Tools Segment
Amortization	$119
Other General and Administrative Expenses	45
Professional Fees	244
Website Development Expenses	14,070
Net Loss Before Income Taxes	$(14,478)

NOTE 5 — Intangible Assets

In December 2025 the Company capitalized website development costs of $22,060, which is being amortized over a three-year life. As of December 31, 2025, the accumulated amortization for the software was $119.

The Company had the following intangible assets as of December 31, 2025:

As of December 31, 2025
Website Development Costs	$22,060
Accumulated Amortization	(119)
Intangible Assets, Net	$21,941

During the period from October 27, 2025 (Inception) through December 31, 2025, the Company recorded amortization expense of $119.

The Company expects to recognize amortization expense of $7,354 for the fiscal year ending December 31, 2026, amortization expense of $7,354 for the fiscal year ending December 31, 2027, and amortization expense of $7,233 for the fiscal year ending December 31, 2028.

NOTE 6 — Related Party Transactions

Founder Shares

On December 10, 2025, the Company issued 1,800,000 shares of common stock to Alexander Valencia Pena, the Company’s President, at a purchase price of $0.005 per share, for aggregate proceeds of $9,000.

Related Party Loans

In order to finance transaction costs associated with the Company's operations, on October 27, 2025, the President and Director, Alexander Valencia Pena, entered into an interest-free loan agreement with the company, committed to providing financing for a 5-year term of up to $200,000.

As of December 31, 2025, the Company’s President, Alexander Valencia Pena, has loaned to the Company $229, of which $229 was advanced to the Company for the Company's operating expenses for the period from October 27, 2025 (inception) through December 31, 2025. This loan is unsecured, non-interest bearing and due on demand.

NOTE 7 — Commitments and Contingencies

Contractual Commitments

The Company has entered into no contractual commitments as of December 31, 2025.

Litigation

The Company was not subject to any legal proceedings during the period from October 27, 2025 (inception) to December 31, 2025, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 8 — Shareholder’s Equity

Common Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share.

On December 10, 2025, we issued 1,800,000 shares of common stock to Alexander Valencia Pena, our President, Secretary, Treasurer and a Director, at a price of $0.005 per share, for an aggregate value of $9,000.

There were 1,800,000 shares of common stock issued and outstanding as of December 31, 2025.

Preferred Stock

No preferred stocks were issued or outstanding as of December 31, 2025.

Warrants

No warrants were issued or outstanding as of December 31, 2025.

Stock Options

No stock options were issued or outstanding as of December 31, 2025.

NOTE 9 — Income Taxes

The Company has no tax position as of December 31, 2025, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of December 31, 2025.

The valuation allowance as of December 31, 2025, was $3,040. The net change in valuation allowance for the period from October 27 (Inception) through December 31, 2025, was $3,040. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

The Company has a net operating loss carryforward for tax purposes totaling $14,478 as of December 31, 2025. According to current tax laws, the losses can carryforward indefinitely. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The components of the Company’s deferred tax asset computed at the federal statutory rate of 21% is as follows:

As of December 31, 2025
Net operating loss carryforward	$14,478
Effective tax rate	21%
Deferred tax asset	3,040
Less: Valuation allowance	(3,040)
Net deferred asset	$-

The income tax provision differs from the amount of income tax determined by applying the statutory income tax rates to pretax income from continuing operations for the period from October 27, 2025 (Inception) through December 31, 2025, due to the following:

For the Period from October 27, 2025 (Inception) through December 31, 2025
Book loss	$(3,040)
Change in valuation allowance	3,040
$-

NOTE 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through April 10, 2026, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Bravalo Corporation

BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current Asset:
Cash and Cash Equivalents	$285	$235
Prepaid Expenses	4,000	-
Total Current Asset	4,285	235

Intangible Assets, Net	20,103	21,941
Total Assets	$24,388	$22,176

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities:
Accounts Payable	$2,250	$27,425
Loan Payable – Related Party	44,739	229
Total Current Liabilities	46,989	27,654
Total Liabilities	46,989	27,654

SHAREHOLDER’S DEFICIT
Common Stock, $0.001 par value, 75,000,000 shares authorized; 1,800,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1,800	1,800
Additional Paid-in Capital	7,200	7,200
Accumulated Deficit	(31,601)	(14,478)
Total Shareholder’s Deficit	(22,601)	(5,478)
Total Liabilities and Shareholder’s Deficit	$24,388	$22,176

The accompanying notes are an integral part of these unaudited financial statements.

Bravalo Corporation

STATEMENTS OF OPERATIONS

For the three months ended March 31, 2026 and 2025 (unaudited)

	Three months ended March 31, 2026	Three months ended March 31, 2025
	(unaudited)	(unaudited)
REVENUE	$-	$-

OPERATING EXPENSES:
Amortization	1,838	-
General and Administrative	15,285	-
Total Operating Expenses	17,123	-

Loss Before Income Taxes	(17,123)	-

Income Tax Expense	-	-

Net Loss	(17,123)	-

Comprehensive Loss	$(17,123)	$-

Weighted Average Number of Shares Outstanding – Basic and Diluted	1,800,000	-
Loss Per Share – Basic and Diluted	$(0.01)	$-

The accompanying notes are an integral part of these unaudited financial statements.

Bravalo Corporation

STATEMENTS OF CHANGES IN SHAREHOLDER’S DEFICIT

For the three months ended March 31, 2026 and 2025 (unaudited)

	Commons Stock		Additional Paid-In	Accumulated	Shareholder’s
Balance as of:	Shares	Amount	Capital	Deficit	Deficit

December 31, 2024	-	$-	$-	$-	$-
Net Loss	-	-	-	-	-
March 31, 2025	-	$-	$-	$-	$-

December 31, 2025	1,800,000	$1,800	$7,200	$(14,478)	$(5,478)
Net Loss	-	-	-	(17,123)	(17,123)
March 31, 2026	1,800,000	$1,800	$7,200	$(31,601)	$(22,601)

The accompanying notes are an integral part of these unaudited financial statements.

Bravalo Corporation

STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2026 and 2025 (unaudited)

	Three months ended March 31, 2026	Three months ended March 31, 2025
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(17,123)	$-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	1,838	-
Changes in operating assets and liabilities:
Prepaid Expenses	(4,000)	-
Accounts Payable	(25,175)	-
Net cash used in operating activities	(44,460)	-

Cash Flows from Financing Activities:
Proceeds from Loan Payable – Related Party, Net	44,510	-
Net cash provided by financing activities	44,510	-

Net Increase (Decrease) in Cash for the Period	50	-
Cash, Beginning of the Period	235	-
Cash, End of the Period	$285	$-

Supplemental Disclosure of Non-Cash Financing Activities:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

Bravalo Corporation

NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2026

NOTE 1 — Organization and Business Operations

Bravalo Corporation (“Bravalo”) was incorporated in Wyoming on October 27, 2025. The Company was formed to develop and provide artificial intelligence–powered software tools designed to assist users in generating headlines and other content elements for digital communication and marketing purposes.

The Company has selected December 31 as its fiscal year end.

NOTE 2 — Going Concern

As of March 31, 2026, the Company had $285 in cash and a working capital deficit of $46,704. As of December 31, 2025, the Company had $235 in cash and a working capital deficit of $27,419. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this need for capital through the Proposed Public Offering. However, the Company cannot assure that its plans to raise capital will be successful. Therefore, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that these factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Such substantial doubt has not been alleviated by management’s plans. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

NOTE 3 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) applicable to interim financial statements. These financial statements should be read in conjunction with the audited financial statements of the Company for the period from October 27, 2025 (Inception) through December 31, 2025, and the related notes. The statements of operations for the three months ended March 31, 2026, are not necessarily indicative of the results to be expected for the year ending December 31, 2026, or for any other future annual or interim period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Segment Information

The Company operates as a single operating segment. The chief operating decision maker (“CODM”) is the Company’s Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis, accompanied by disaggregated revenue information. Accordingly, the Company has determined that it has a single reportable segment and operating segment.

Intangible Assets

The Company follows the provisions of Accounting Standards Codification (“ASC”) 350, “Intangibles-Goodwill and Other”. Definite-lived intangible assets can represent developed technology, website development costs, non-compete agreements, customer related intangible assets, patents, trademark and trade names and are amortized over their estimated useful lives, generally on a straight-line basis. Indefinite lived intangible assets can relate to domain names owned by the Company. The Company recognizes amortization in the month the asset is placed in service and costs incurred to renew or extend the life of an intangible asset are expensed as incurred.

The Company assesses intangible assets for impairment in accordance with the provisions of ASC Subtopic 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Intangible assets are tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value.

Capital Stock

The Company’s capital stock consists of authorized common shares, with issued shares recorded at par value and any excess received over par value recognized as additional paid-in capital in accordance with applicable accounting standards. Common shares are classified as shareholders’ equity.

Related Parties

The Company adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurements and Disclosures,” approximate the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Earnings per Share

The Company computes basic earnings (loss) per share in accordance with ASC Topic 260, “Earnings per Share”, by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of March 31, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Uncertain Tax Positions

The Company has adopted FASB standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

The Company has not yet undergone an examination by any taxing authorities and has not identified any uncertain tax positions requiring recognition in its financial statements.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss.

The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on October 27, 2025, the date of its incorporation.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 — Segment Information

ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

Management has determined that the Company operates and reports in a single operating segment, which currently focuses on the development of AI-powered software tools. Since the Company is in the early stage of development, it did not generate any revenue from its inception until March 31, 2026.

The Company’s Chief Operating Decision Maker is the Company’s Chief Executive Officer. The CODM manages the development of AI-powered software tools based on costs and expenses that are directly attributable to the development of AI-powered software tools, and regularly reviews expenses not related to the development of AI-powered software tools for the purpose of assessing the Company’s performance and determining the needs for allocating resources.

The CODM evaluates the performance of the segment on a monthly basis by assessing the budget-to-actual and actual-to-prior period variances in operating expenses and administrative expenses. Additionally, the CODM reviews on a regular basis the execution of forecast capital expenditures and the evolution of total asset amounts in the segment to make decisions about operating and capital resource allocation.

	Three	Three
	months ended	months ended
	March 31, 2026	March 31, 2025
	AI-Powered Software Tools Segment	AI-Powered Software Tools Segment
Amortization	$1,838	$-
Other General and Administrative Expenses	30	-
Professional Fees	8,505	-
Server Lease	2,000	-
Software Development Expenses	4,750	-
Net Loss Before Income Taxes	$(17,123)	$-

NOTE 5 — Intangible Assets

In December 2025 the Company capitalized website development costs of $22,060, which is being amortized over a three-year life. As of December 31, 2025, the accumulated amortization for the software was $119. As of March 31, 2026, the accumulated amortization for the software was $1,957.

The Company had the following intangible assets as of March 31, 2026, and December 31, 2025:

	As of	As of
	March 31, 2026	December 31, 2025
	(unaudited)
Website Development Costs	$22,060	$22,060
Accumulated Amortization	(1,957)	(119)
Intangible Assets, Net	$20,103	$21,941

During the three months ended March 31, 2026, the Company recorded amortization expense of $1,838.

The Company expects to recognize amortization expense of $5,516 for the remainder of the fiscal year ending December 31, 2026, amortization expense of $7,354 for the fiscal year ending December 31, 2027, and amortization expense of $7,233 for the fiscal year ending December 31, 2028.

NOTE 6 — Related Party Transactions

Founder Shares

On December 10, 2025, the Company issued 1,800,000 shares of common stock to Alexander Valencia Pena, the Company’s President, at a purchase price of $0.005 per share, for aggregate proceeds of $9,000.

Related Party Loans

In order to finance transaction costs associated with the Company's operations, on October 27, 2025, the President and Director, Alexander Valencia Pena, entered into an interest-free loan agreement with the company, committed to providing financing for a 5-year term of up to $200,000.

As of March 31, 2026, the Company’s President, Alexander Valencia Pena, has loaned to the Company $44,739, of which $44,510 was advanced to the Company for the Company's operating expenses for the three months ended March 31, 2026. This loan is unsecured, non-interest bearing and due on demand.

NOTE 7 — Commitments and Contingencies

Contractual Commitments

The Company has entered into no contractual commitments as of March 31, 2026.

Litigation

The Company was not subject to any legal proceedings during the period from October 27, 2025 (inception) to March 31, 2026, and no legal proceedings are currently pending or threatened to the best of our knowledge.

NOTE 8 — Shareholder’s Equity

Common Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share.

On December 10, 2025, we issued 1,800,000 shares of common stock to Alexander Valencia Pena, our President, Secretary, Treasurer and a Director, at a price of $0.005 per share, for an aggregate value of $9,000.

There were 1,800,000 shares of common stock issued and outstanding as of March 31, 2026.

Preferred Stock

No preferred stocks were issued or outstanding as of March 31, 2026.

Warrants

No warrants were issued or outstanding as of March 31, 2026.

Stock Options

No stock options were issued or outstanding as of March 31, 2026.

NOTE 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through May 11, 2026, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company.

SEC Registration Fee	$20
Auditors Fees and Expenses	$6,000
Legal Fees and Expenses	$2,000
Miscellaneous fees and expenses	$1,980
TOTAL	$10,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Bravalo Corporation’s Bylaws permit the indemnification of its officers and directors for actions taken in the course of performing their duties, to the extent allowed under the laws of the State of Wyoming. The Board of Directors will determine, on a case-by-case basis, whether indemnification is proper, provided that the officer, director, or employee has met the applicable standard of conduct under Wyoming law.

With respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer, or controlling person of Bravalo Corporation, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification would be against public policy and therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Alexander Valencia Pena	December 10, 2025	1,800,000	$9,000

We issued the foregoing restricted shares of common stock to our President, Treasurer and Director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Haddan & Zepfel LLP
10.1*	Loan Agreement dated October 27, 2025
10.2 *	Website Development Agreement
10.3**	API Development Agreement
23.1	Consent of LAO Professionals
99.1*	Form of Subscription

* - filed on April 10, 2026

** - filed on May 11, 2026

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 30, 2026.

Bravalo Corp.

By:	/s/	Alexander Valencia Pena
	Name:	Alexander Valencia Pena
	Title:	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Alexander Valencia Pena	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	June 30, 2026
Alexander Valencia Pena